                                                                   Exhibit 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS





   We hereby consent to the use in this Registration Statement on Form S-2 of our report dated January 15, 2001 relating to the financial statements of Anworth Mortgage Asset Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/  PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP



Los Angeles, California


January 22, 2002